Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

For the nine months ended September 30, 2017

(in U.S. dollars, millions except per share amounts)

	Historical		Pro Forma
	Mitel	ShoreTel (Note 3)	Adjustments due to ShoreTel Acquisition (Note 4)		Combined
Revenues	$703.2	$264.0	$(1.8	)(a)	$965.4
Cost of revenues	321.6	94.9	—		416.5

Gross margin	381.6	169.1	(1.8)		548.9

Expenses (income):
Selling, general and administrative	255.0	113.8	—		368.8
Research and development	67.8	54.3	—		122.1
Special charges and restructuring costs	56.4	13.7	(23.1	)(b)	47.0
Amortization of acquisition-related intangible assets	25.7	4.1	37.0	(c)	66.8

	404.9	185.9	13.9		604.7

Operating loss	(23.3)	(16.8)	(15.7)		(55.8)
Interest expense	(9.0)	(0.2)	(15.8	)(d)	(25.0)
Debt retirement and other debt costs	(18.0)	—	—		(18.0)
Other expense	(1.0)	(0.3)	—		(1.3)

Loss from continuing operations, before income taxes	(51.3)	(17.3)	(31.5)		(100.1)
Income tax recovery (expense)	4.7	(1.1)	—	(e)	3.6

Net loss from continuing operations	(46.6)	(18.4)	(31.5)		(96.5)
Net loss from discontinued operations	(1.4)	—	—		(1.4)

Net loss	$(48.0)	$(18.4)	$(31.5)		$(97.9)

Net loss per share — Basic and Diluted
Net loss from continuing operations	$(0.39)				$(0.80)
Net loss from discontinued operations	$(0.01)				$(0.01)
Net loss per share	$(0.40)				$(0.81)
Weighted-average number of common shares outstanding — Basic and Diluted	120.9				120.9

(The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2016

(in U.S. dollars, millions except per share amounts)

	Historical		Pro Forma
	Mitel	ShoreTel (Note 3)	Adjustments due to ShoreTel Acquisition (Note 4)		Combined
Revenues	$987.6	$354.0	$(5.8	)(a)	$1,335.8
Cost of revenues	455.6	128.0	—		583.6

Gross margin	532.0	226.0	(5.8)		752.2

Expenses (income):
Selling, general and administrative	339.8	160.8	—		500.6
Research and development	96.5	70.9	—		167.4
Special charges and restructuring costs	70.8	3.3	—		74.1
Amortization of acquisition-related intangible assets	35.1	7.6	48.0	(c)	90.7
Income from termination fee received	(60.0)	—	—		(60.0)

	482.2	242.6	48.0		772.8

Operating income (loss)	49.8	(16.6)	(53.8)		(20.6)
Interest expense	(16.8)	(0.5)	(20.8	)(d)	(38.1)
Debt retirement and other debt costs	(2.1)	—	—		(2.1)
Other income (expense)	2.8	(0.7)	—		2.1

Income (loss) from continuing operations, before income taxes	33.7	(17.8)	(74.6)		(58.7)
Income tax recovery (expense)	1.3	(0.1)	—	(e)	1.2

Net income (loss) from continuing operations	35.0	(17.9)	(74.6)		(57.5)
Net loss from discontinued operations	(252.3)	—	—		(252.3)

Net loss	$(217.3)	$(17.9)	$(74.6)		$(309.8)

Net income (loss) per share — Basic
Net income from continuing operations	$0.29				$(0.47)
Net loss from discontinued operations	$(2.08)				$(2.08)
Net loss per share	$(1.79)				$(2.55)
Net income (loss) per share — Diluted
Net income from continuing operations	$0.28				$(0.47)
Net loss from discontinued operations	$(2.01)				$(2.08)
Net loss per share	$(1.73)				$(2.55)
Weighted-average number of common shares outstanding
Basic	121.5				121.5
Diluted	125.5				121.5

(The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(in U.S. dollars, millions except per share amounts)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements (which are referred to as the Pro Forma Financial Statements) of Mitel Networks Corporation (“Mitel”) have been prepared to give effect to Mitel’s acquisition of all the outstanding shares of common stock of ShoreTel, Inc. (“ShoreTel”) including the related financing transactions.

The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2016 and nine months ended September 30, 2017 (which are referred to as the Pro Forma Statements of Operations) combine the historical consolidated statements of operations of Mitel and ShoreTel to give effect to the ShoreTel acquisition as if it had occurred on January 1, 2016. An unaudited pro forma combined balance sheet has not been prepared as the transaction, which closed on September 25, 2017, is reflected in Mitel’s quarterly report on form 10-Q for the period ending September 30, 2017.

The Pro Forma Statements of Operations have been adjusted to give effect to pro forma events that are directly attributable to the ShoreTel acquisition, factually supportable, and expected to have a continuing impact on the combined results, including the effect of the borrowings incurred by Mitel to finance the ShoreTel acquisition.

The Pro Forma Financial Statements were derived from and should be read in conjunction with:

•	Mitel’s audited annual consolidated financial statements and notes thereto for each of the years ended December 31, 2016, 2015 and 2014, contained in Mitel’s annual report on Form 10-K (“Mitel’s Annual Report”);

•	Mitel’s unaudited interim consolidated financial statements and notes thereto for each of the nine months ended September 30, 2017 and 2016 contained in Mitel’s quarterly report on Form 10-Q (”Mitel’s Quarterly Report”); and,

•	ShoreTel’s audited annual consolidated financial statements and notes thereto for each of the three years ended June 30, 2017, 2016 and 2015 contained in ShoreTel’s annual report on Form 10-K (“ShoreTel’s Annual Report”).

The Pro Forma Financial Statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial performance actually would have been had the acquisition been completed as of the dates indicated and does not purport to project the future financial position or operating results of the combined company.

Additional information on the acquisition, including a preliminary purchase price allocation, is included in Note 3 – Acquisitions to the unaudited interim consolidated financial statements included in Mitel’s Quarterly Report. The preliminary purchase price allocation is dependent upon estimates and assumptions and therefore, the valuations are provisional and are subject to change. In many cases, Mitel does not have sufficient information to make complete and reliable determinations of fair value at this time and, as such, significant estimates have been made. Mitel will finalize all amounts as it obtains the information necessary to complete the measurement process, which is expected to be no later than one year from the acquisition date. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the Pro Forma Financial Statements. Differences between preliminary estimates and final amounts may occur and these differences could be material to the accompanying Pro Forma Financial Statements and Mitel’s future financial performance.

The Pro Forma Financial Statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve, the costs to integrate the operations of Mitel and ShoreTel or any costs necessary to achieve these cost savings, operating synergies and revenue enhancements. Transaction costs incurred in connection with the acquisition are described in Mitel’s Quarterly report and are not reflected in the Pro Forma Statements of Operations as they do not have a continuing impact on the combined operating results.

2.	Description of ShoreTel Acquisition

On September 25, 2017, Mitel acquired all of the issued and outstanding shares of ShoreTel stock at a price of $7.50 per share.

In addition, each vested, in-the-money ShoreTel stock option was cancelled in exchange for an amount of cash equal to $7.50 less the strike price of each option. Each vested ShoreTel restricted stock unit was cancelled in exchange for $7.50 per unit. All other ShoreTel restricted stock units and ShoreTel stock options were cancelled. Each unvested ShoreTel restricted stock unit and each unvested ShoreTel stock option held by ShoreTel’s executive officers and directors was accelerated prior to close, as described in the definitive merger agreement.

The purchase price for the ShoreTel acquisition was $531.4, consisting of cash paid to ShoreTel stockholders, and cash paid to holders of ShoreTel stock options and restricted stock units. Mitel financed the ShoreTel acquisition with available cash resources from the combined companies, drawings on its existing revolving credit facility and proceeds from a new $300.0 incremental term loan maturing in 2023.

3.	Accounting Policies

The following presentation adjustments were made to ShoreTel’s historical consolidated statements of operations to conform them to Mitel’s historical presentation:

(a) Sales and marketing costs and general and administrative costs have been collectively presented as selling, general and administrative costs. Certain costs that represent product development have been reclassified from selling, general and administrative costs to research and development costs to conform to Mitel’s accounting policies.

(b) Restructuring costs and transaction costs have been included in special charges and restructuring costs.

(c) Amortization of acquisition-related intangible assets have been reclassified out of cost of revenue, selling, general and administrative costs and research and development costs and have been collectively presented on one line within operating expenses.

Mitel is continuing to review, in detail, ShoreTel’s accounting policies. As a result of that review, Mitel may identify additional presentation differences or differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial results. Based on information available at this time, Mitel is not aware of any other differences that would have a material impact on the post-combination financial statements.

The accounting policies used in the preparation of the Pro Forma Financial Statements are consistent with those described in Mitel’s Annual Report and ShoreTel’s Annual Report.

Prior to the acquisition, ShoreTel’s fiscal year ended on June 30. As a result, ShoreTel’s results for the twelve months ended December 31, 2016 and nine months ended September 30, 2017 have been constructed using the relevant quarterly and annual results of ShoreTel. In addition, the results of ShoreTel for the nine months ended September 30, 2017 consist of ShoreTel’s results of operations up to the date of acquisition of September 25, 2017. ShoreTel’s results of operations from September 26, 2017 to September 30, 2017 are included Mitel’s reported results for the nine months ended September 30, 2017.

4.	Pro Forma Adjustments in Connection with the ShoreTel Acquisition

The following adjustments were made to the Pro Forma Statements of Operations:

(a)	To adjust revenue as a result of the estimated fair value of deferred revenue acquired being below the historical carrying value. Deferred revenue consists primarily of unearned revenue from support services, including hardware maintenance and software services. The preliminary purchase price allocation includes an estimate of fair value of the current deferred revenue of $60.3, which was a reduction of $5.8 from ShoreTel’s historical carrying value and an estimate of fair value of non-current deferred revenue of $17.9, which was a reduction of $2.3 from ShoreTel’s historical carrying value.

(b)	To adjust special charges and restructuring costs to exclude direct and incremental costs incurred in connection with the acquisition of ShoreTel, consisting primarily of investment banking advisory and legal costs.

(c)	To adjust amortization of acquisition-related intangible assets as follows:

Nine months ended September 30, 2017
Eliminate ShoreTel’s historical amortization of acquisition-related intangible assets	$(4.1)
Estimated amortization expense of acquired finite-lived intangible assets:
Customer relationships	24.2
Developed technology	16.9

Total	$37.0

Year ended December 31, 2016
Eliminate ShoreTel’s historical amortization of acquisition-related intangible assets	$(7.6)
Estimated amortization expense of acquired finite-lived intangible assets:
Customer relationships	32.6
Developed technology	23.0

Total	$48.0

Estimated amortization expense is calculated based on the estimated fair value and estimated useful life of customer relationships and developed technology of $195.9 and 6 years and $137.8 and 6 years, respectively.

(d)	To adjust interest expense related to the new credit facility and repayment of the existing credit facility as follows:

Nine months ended September 30, 2017
Eliminate ShoreTel’s historical interest expense relating to existing credit facilities	$(0.2)
Estimated interest expense on principal under the new term loan and revolving credit facilities	14.8
Estimated amortization of financing fees and other costs	1.2

Total increase in interest expense	$15.8

Year ended December 31, 2016
Eliminate ShoreTel’s historical interest expense relating to existing credit facilities	$(0.5)
Estimated interest expense on principal under the new term loan and revolving credit facilities	19.7
Estimated amortization of financing fees and other costs	1.6

Total increase in interest expense	$20.8

The above calculations have been based upon the estimated cost of funds on the borrowings incurred to finance the acquisition. In particular, the above calculation assumes a rate of LIBOR of 1.3% plus an applicable margin of 3.75% on the new incremental term loan. The cost of funds remains subject to change.

(e)	Prior to the acquisition, ShoreTel recorded a valuation allowance against substantially all of its deferred tax assets. As a result, no tax recovery has been recorded for the periods presented. The actual tax rates, should the adjustments have applied to the combined company, could differ significantly as a result of a variety of factors. The tax adjustment of nil neither reflects Mitel’s nor the combined company’s effective tax rate, which includes the impact of nondeductible expenses, tax audits and other permanent items as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.